Registration No.

     SECURITIES AND EXCHANGE COMMISSION
           Washington, D.C.  20549

                  FORM S-8

           REGISTRATION STATEMENT
      UNDER THE SECURITIES ACT OF 1933

       Commission file number 0-20332

            MAYFLOWER GROUP, INC.
(Exact name of registrant as specified in its charter)

     Indiana             35-1692925
(State or other jurisdiction   (I.R.S. Employer
of incorporation              Identification No.)
or organization)

9998 North Michigan Road, Carmel, Indiana 46032
      (Address, including zip code, of
        Principal Executive Offices)

           MAYFLOWER GROUP, INC.
         1994 RESTRICTED STOCK PLAN
          (Full title of the Plan)

              MICHAEL L. SMITH
           Chairman, President and
           Chief Executive Officer
            Mayflower Group, Inc.
            9998 N. Michigan Road
            Carmel, Indiana 46032
               (317) 875-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)


       CALCULATION OF REGISTRATION FEE

Title of     Amount     Proposed
securities to           to be            maximum
be registered           registered       offering price
                        per share (1)

Common Stock,           500,000          $12.25
no par value

Proposed maximum aggregate               Amount of
offering price (1)                       registration fee

$6,125,000.00                            $2,111.90

(1) Estimated solely to determine the registration fee and based on average of the high and low sales prices per share of common stock of Mayflower
     Group, Inc. (the "Registrant") on the NASDAQ
     National Market October 6, 1994, pursuant to
     Rule 457(h).

(2) Any additional shares of Common Stock to be issued as a result of stock dividends, stock splits, or similar transactions shall be covered by this Registration Statement as provided in Rule 416.


                   PART I

         INFORMATION REQUIRED IN THE
          SECTION 10(A) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the
"Registration Statement") will be sent or given to participants in the Mayflower Group, Inc. 1994 Restricted
Stock Plan (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

                   PART II

          INFORMATION REQUIRED IN
         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby
incorporated by reference into the Registration
Statement:

     (1)  The Annual Report of the Registrant on
          Form 10-K for the year ended December
          31, 1993.

     (2)  The Quarterly Reports of the Registrant
          on Form 10-Q for the quarters ended
          March 31, 1994 and June 30, 1994.

     (3) The description of securities contained in the Registrant's Registration Statement on Form 10 which was filed with the Commission on June 22, 1992, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the
Registrant with the Commission pursuant to Sections
13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date they are filed.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     IND. CODE Sections 23-1-37-1--23-1-37-15
permits an Indiana corporation to indemnify directors and officers against liability incurred in certain proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that such conduct was in the best interests of the corporation and, in all other cases, believed such conduct was at least not opposed to the best interests of the corporation. If the proceeding is criminal, the individual must have at least had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful in the defense of any such proceeding against reasonable expenses incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Articles of Incorporation, a director or officer may apply for court ordered indemnification which will include reasonable expenses incurred to obtain the indemnification order if the court determines that the director is entitled to mandatory indemnification or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it is determined that the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its Articles of Incorporation, by-laws, general or specific action of its board of directors or contract. IND. CODE Section 23-1-37-14 empowers an
Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, such individual in any such capacity or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability. The Articles of Incorporation of the Registrant provide for indemnification to the full extent permitted under Indiana law.

     The Registrant has purchased insurance
providing up to an aggregate of $10,000,000 in coverage designed to protect and indemnify the Registrant and its officers and directors against losses arising from claims, including claims under the 1933 Act, which might be made against its directors and officers by reason of any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers in the discharge of their duties.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits furnished with the Registration
Statement are listed on Page E-1.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby
undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on October 12, 1994.

MAYFLOWER GROUP, INC.


By:  /s/ Michael L. Smith, Chairman,
     President and Chief Executive Officer

     Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature      Title

               Chairman, President, Chief
               Executive Officer and Director
/s/ Michael L. Smith     (Principal Executive Officer)

               Senior Vice President, Treasurer
               and Chief Financial Officer
/s/ Patrick F. Carr (Principal Financial Officer)

               Vice President and Chief
               Accounting Officer
/s/ Ronald W. Martin     (Principal Accounting Officer)


/s/ Roderick M. Hills    Director


/s/ Perry J. Lewis  Director


/s/ Lary R. Scott        Director


/s/ Sheldon M. Stone     Director

Date: October 12, 1994

              INDEX TO EXHIBITS


Exhibit No.         Description

Exhibits Incorporated By Reference:

       None.

Exhibits Filed Herewith:

5      Opinion of Legal Counsel of Registrant

23(a)  Consent of Ernst & Young

23(b)  Consent of Coopers & Lybrand

23(c)  Consent of Legal Counsel of Registrant is
            included as part of Exhibit 5

24     Power of Attorney

Exhibit 5

                    October 12, 1994

Mayflower Group, Inc.
9998 N. Michigan Road
Carmel, Indiana  46032

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-8 (the
"Registration Statement") of Mayflower Group, Inc. (the
"Corporation"), relating to up to 500,000 shares of the Corporation's Common Stock, no par value (the
"Common Stock"), to be issued under the Mayflower
Group, Inc. 1994 Restricted Stock Plan (the "Plan"). In connection with your request, we have made such examination of the corporate records and proceedings of the Corporation and considered such questions of law and taken such further action as we deemed necessary or appropriate to enable us to render this opinion.

     Based upon such examination, we are of the opinion that when the Common Stock has been issued as contemplated by the Plan, as the same may be amended, and when the Corporation has complied with the Securities Act of 1933, as amended, and with the securities laws of the State of Indiana and all other jurisdictions in which the Common Stock is to be issued, the Common Stock will be legally issued, fully paid and nonassessable.

     This opinion letter is limited to the current federal laws of the United States and the current internal laws of the state of Indiana (without giving effect to any conflict of law principles thereof) and we have not considered, and express no opinion on, the laws of any other jurisdiction. This opinion letter is dated and speaks as of the date of delivery. We have no obligation to advise you or any third parties of changes in law or fact that may hereafter occur or come to our attention, even though the legal analysis or legal conclusions contained in this opinion letter may be affected by such changes.

     We consent to the filing of this opinion as Exhibit
5 to the Registration Statement.

Very truly yours,

/s/ Barnes & Thornburg

Exhibit 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994
Restricted Stock Plan of Mayflower Group, Inc., of our report dated February 1, 1993, with respect to the consolidated financial statements and schedules of Mayflower Group, Inc. for the years ended December 31,
1992 and 1991 included in its Annual Report (Form a0-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

August 17, 1994

Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Mayflower Group, Inc. on Form
S-8 relating to the Mayflower Group, Inc. 1994 Restricted
Stock Plan of our report dated March 29, 1994, on our audit of the consolidated financial statements and financial statement schedules of Mayflower Group, Inc. as of December 31, 1993, and for the year then ended.

/s/ Coopers & Lybrand L.L.P.

Indianapolis, Indiana
October 12, 1994

Exhibit 24
            MAYFLOWER GROUP, INC.

          LIMITED POWER OF ATTORNEY

  (To Sign and File Registration Statement)

     The undersigned director and/or officer of MAYFLOWER GROUP, INC., an Indiana corporation (the
"Company"), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of Common Stock, without par value, issued pursuant to the Mayflower Group, Inc. 1994 Restricted Stock Plan does hereby appoint each of Michael L. Smith and Patrick F.
Carr as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said Registration
Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney this 12th day of October, 1994.

/s/ Perry J. Lewis

STATE OF INDIANA                   )
                              )    SS:
COUNTY OF HAMILTON                 )

     SUBSCRIBED AND SWORN to before me, a
notary public, by said Perry J. Lewis, who did personally appear and execute the above and foregoing Limited
Power of Attorney on October 12, 1994.

     Witness my hand and Notarial Seal this 12th day of October, 1994.

  /s/ Judith M. White        , Notary Public

My Commission Expires:   County of Residence:
July 16, 1995            Marion

Exhibit 24
            MAYFLOWER GROUP, INC.

          LIMITED POWER OF ATTORNEY

  (To Sign and File Registration Statement)

     The undersigned director and/or officer of MAYFLOWER GROUP, INC., an Indiana corporation (the
"Company"), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of Common Stock, without par value, issued pursuant to the Mayflower Group, Inc. 1994 Restricted Stock Plan does hereby appoint each of Michael L. Smith and Patrick F.
Carr as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said Registration
Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney this 12th day of October, 1994.

/s/ Roderick M. Hills

STATE OF INDIANA                   )
                              )    SS:
COUNTY OF HAMILTON                 )

     SUBSCRIBED AND SWORN to before me, a
notary public, by said Roderick M. Hills, who did personally appear and execute the above and foregoing
Limited Power of Attorney on October 12, 1994.

     Witness my hand and Notarial Seal this 12th day of October, 1994.

  /s/ Judith M. White        , Notary Public

My Commission Expires:   County of Residence:
July 16, 1995            Marion

Exhibit 24
            MAYFLOWER GROUP, INC.

          LIMITED POWER OF ATTORNEY

  (To Sign and File Registration Statement)

     The undersigned director and/or officer of MAYFLOWER GROUP, INC., an Indiana corporation (the
"Company"), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of Common Stock, without par value, issued pursuant to the Mayflower Group, Inc. 1994 Restricted Stock Plan does hereby appoint each of Michael L. Smith and Patrick F.
Carr as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said Registration
Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney this 12th day of October, 1994.

/s/ Lary R. Scott

STATE OF INDIANA                   )
                              )    SS:
COUNTY OF HAMILTON                 )

     SUBSCRIBED AND SWORN to before me, a
notary public, by said Lary R. Scott, who did personally appear and execute the above and foregoing Limited
Power of Attorney on October 12, 1994.

     Witness my hand and Notarial Seal this 12th day of October, 1994.

  /s/ Judith M. White        , Notary Public

My Commission Expires:   County of Residence:
July 16, 1995            Marion

Exhibit 24
            MAYFLOWER GROUP, INC.

          LIMITED POWER OF ATTORNEY

  (To Sign and File Registration Statement)

     The undersigned director and/or officer of MAYFLOWER GROUP, INC., an Indiana corporation (the
"Company"), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of Common Stock, without par value, issued pursuant to the Mayflower Group, Inc. 1994 Restricted Stock Plan does hereby appoint each of Michael L. Smith and Patrick F.
Carr as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign said Registration
Statement on Form S-8 and any and all amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has
executed this Limited Power of Attorney this 12th day of October, 1994.

/s/ Sheldon M. Stone

STATE OF INDIANA                   )
                              )    SS:
COUNTY OF HAMILTON                 )

     SUBSCRIBED AND SWORN to before me, a
notary public, by said Sheldon M. Stone, who did personally appear and execute the above and foregoing
Limited Power of Attorney on October 12, 1994.

     Witness my hand and Notarial Seal this 12th day of October, 1994.

  /s/ Judith M. White        , Notary Public

My Commission Expires:   County of Residence:
July 16, 1995            Marion